EISNER                                     Richard A. Eisner & Company, LLP
                                           Accountants and Consultants

                                           575 Madison Avenue
                                           New York, New York 10022-2597
                                           Tel 212 355 1700 Fax 212 355 2414
                                           www.eisnerllp.com


July 7, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  EB2B Commerce, Inc.

On July 6, 2000, we were informed that our engagement as independent accountants of EB2B Commerce, Inc. was terminated as of June 30, 2000. We have read the statements included under Item 4 of Form 8-K dated July 10, 2000 of EB2B Commerce, Inc. (formerly DynamicWeb Enterprises, Inc.) and we agree with such statements as they concern our firm.

Very truly yours,

/s/ Richard A. Eisner & Company, LLP
Richard A. Eisner & Company, LLP